Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Paysafe Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common shares(1)(2)	415(a)(6)	48,900,825		$524,707,998.25		$57,246	F-1	333-256299	May 28, 2021	$57,246
Carry Forward Securities	Equity	Common shares(1)(3)	415(a)(6)	490,637,819		$6,470,207,843.99		$705,900	F-1	333-256299	May 28, 2021	$705,900
Carry Forward Securities	Other	Warrants(1)(4)	415(a)(6)	5,000,000		$57,500,000.00		$6,274	F-1	333-256299	May 28, 2021	$6,274
	Total Offering Amount					$7,052,415,842.24		$769,420
	Total Fees Previously Paid							$769,420
	Total Fee Offsets							N/A
	Net Fee Due							$0(5)

(1) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional securities that may be offered or issued by the Registrant in connection with any stock split, stock dividend or similar transaction.

(2) Represents up to 48,900,825 Company Common Shares (as defined in the registration statement on Form F-3) issuable upon the exercise of 48,900,825 Public Warrants (as defined in the registration statement on Form F-3).

(3) Represents the aggregate of up to 490,637,819 Company Common Shares registered for resale by the selling securityholders named in this registration statement (including up to 5,000,000 Company Common Shares issuable upon the exercise of the Private Warrants (as defined in the registration statement on Form F-3) and up to 20,893,780 Company Common Shares issuable in connection with the exercise of the exchange privilege attached to certain limited liability company units of Paysafe Bermuda Holdings LLC).

Exhibit 107

(4) Represents the Private Warrants held by Cannae Holdings, LLC.

(5) The (i) 48,900,825 Company Common Shares issuable upon the exercise of the Public Warrants, (ii) 490,637,819 Company Common Shares registered for resale by the selling securityholders named in this registration statement (including up to 5,000,000 Company Common Shares issuable upon the exercise of the Private Warrants and up to 20,893,780 Company Common Shares issuable in connection with the exercise of the exchange privilege attached to certain limited liability company units of Paysafe Bermuda Holdings LLC) and (iii) 5,000,000 Private Warrants registered for resale by the selling securityholders named in this registration statement were previously registered pursuant to the Registration Statement on Form F-1 (File No. 333-256299), which was declared effective on May 28, 2021 (the “F-1 Registration Statement”). Pursuant to Rule 429 under the Securities Act, no additional fees are being paid for any of the securities registered for sale in this registration statement as all such securities were previously registered under the F-1 Registration Statement.